Exhibit 99.1

FTS International Announces March 3, 2022 Special Meeting Results

Merger Agreement with ProFrac approved by FTS International Stockholders

FORT WORTH, Texas – March 3, 2022 (BUSINESS WIRE) -- FTS International, Inc. (NYSE American: FTSI) (“the Company” or “FTSI”) today announced the results of the special meeting of stockholders held earlier today.

At the special meeting, FTSI stockholders approved the transactions contemplated by that certain Merger Agreement dated October 21, 2021 by and among FTS International, Inc., ProFrac Holdings, LLC and ProFrac Acquisitions, Inc. Holders of 10,124,258 shares of FTSI Class A common stock (“Class A Shares”) and FTSI Class B common stock (“Class B Shares” and, together with the Class A Shares, the “Shares”) representing approximately 71.54% of the outstanding Shares, and holders of approximately 64.69% of the outstanding Shares other than Shares held by ProFrac Holdings, LLC or any of its affiliates voted to approve the merger. Under the Merger Agreement, unless waived by the Company, the affirmative vote of at least a majority of the outstanding Shares other than Shares held by ProFrac Holdings, LLC or any of its affiliates is a condition to the Company’s obligation to consummate the Merger.

A total of 10,514,532 Shares issued and outstanding at the record date were present via webcast or by proxy at the special meeting, representing 74.30% of the issued and outstanding Shares of FTSI at the record date of January 21, 2022.

The final voting results of the proposals submitted to a vote of the stockholders at the special meeting are as follows:

Proposal 1 – The Merger Proposal: To approve and adopt the Merger Agreement (the “Merger Proposal”), dated October 21, 2022.

Outstanding Shares

For	Against	Abstain
10,124,258	389,965	309

Outstanding Shares Other Than Shares Held By ProFrac Holdings, LLC or Any of Its Affiliates

For	Against	Abstain
7,374,258	389,965	309

Proposal 2 – The Merger Compensation Proposal: To approve, on a non-binding advisory basis, certain compensation that will or may be paid by FTSI to its named executive officers that is based on or otherwise relates to the Merger.

For	Against	Abstain
6,524,504	3,070,673	919,355

Proposal 3 – The Adjournment Proposal: To approve the adjournment of the Special Meeting, including if necessary, to solicit additional proxies in favor of Proposal 1, the Merger Proposal, if there are not sufficient votes at the time of such adjournment to approve the Merger Proposal. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because FTSI’s stockholders approved Proposal 1.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about FTSI’s ability to consummate the proposed transaction, the expected benefits of the proposed transaction and the expected impact of the coronavirus pandemic (COVID-19) on FTSI's businesses may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of FTSI based on current expectations and assumptions relating to FTSI’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: the timing to consummate the proposed transaction, the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of FTSI, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of FTSI to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, economic or political changes that affect the markets that FTSI’s businesses serve which could have an effect on demand for FTSI’s products and impact FTSI’s profitability, disruptions in the credit and financial markets, including diminished liquidity and credit availability, disruptions in FTSI's businesses from the coronavirus pandemic (COVID-19), cyber-security vulnerabilities, supply issues, retention of key employees, and outcomes of legal proceedings, claims and investigations, future changes, results of operations, domestic spending by the onshore oil and natural gas industry, continued volatility or future volatility in oil and natural gas prices, deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry, federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry, and the price and availability of alternative fuels, equipment and energy sources. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in FTSI’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of FTSI’s Annual Report on Form 10-K for the year ended December 31, 2020.

These forward-looking statements speak only as of the date of this communication, and FTSI does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of FTSI.

FTSI
Lance Turner
Chief Financial Officer, FTSI
817-862-2000
Investors@FTSI.com

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